EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of Gencor Industries, Inc. (the “Company”) on Form S-8 for the registration of 3,556,000 ($.10 par value) shares of its common stock issuable pursuant to its 1992 Stock Option Plan, 1996 Stock Option Agreements, and 1997 Stock Option Plan (SEC File Number 333-61769) and in the related prospectus of our report dated December 11, 2019, with respect to the consolidated balance sheets of the Company as of September 30, 2019 and 2018, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2019, and the effectiveness of the Company’s internal control over financial reporting as of September 30, 2019, included in this Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2019.

/S/ MOORE STEPHENS LOVELACE, P.A.

Certified Public Accountants

Orlando, Florida

December 11, 2019